UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center
Suite 350
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(415) 237-8272

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, Certara, Inc. (the “Company”) announced the appointment of Jon Resnick to serve as the Company’s Chief Executive Officer, effective as of January 1, 2026 (the “Start Date”), to succeed Dr. William F. Feehery who is departing from his role as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of the close of business on December 31, 2025. The Company also announced the Board’s appointment of Mr. Resnick to serve as a Class III member of the Board, effective as of the Start Date, with a term expiring at the Company’s 2026 annual meeting of stockholders.

Mr. Resnick, 53, has served as the President for the U.S. and Canada regional business of IQVIA Holdings Inc. (“IQVIA”), a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries, since July 2019. Prior to his current role, Mr. Resnick served as President of IQVIA’s Real World Solutions business, which he led since the merger of IMS Health and Quintiles in 2016. Jon first joined IMS Health, a predecessor company to IQVIA, in 2002 within the consulting division and subsequently held several different European and U.S. leadership positions within the consulting and services and real-world businesses. Prior to IMS Health, Mr. Resnick worked for the U.S. Senate Committee on Finance, where he advised on healthcare policy and developed legislation around Medicare, Medicaid, and broader health care reform. Mr. Resnick holds an MBA from the Kellogg School of Management, Northwestern University and a BA in Political Science from Union College.

There are no family relationships between Mr. Resnick and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Resnick has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Resnick and any other person pursuant to which Mr. Resnick was selected as a director or officer of the Company.

Employment Agreement with Mr. Resnick

In connection with Mr. Resnick’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Resnick pursuant to which Mr. Resnick will commence employment effective as of the Start Date. The Employment Agreement provides that Mr. Resnick will receive an initial annual base salary of $750,000 and will be eligible for an annual target bonus opportunity of 100% of his base salary. In addition, the Employment Agreement provides that Mr. Resnick will receive a “make whole” restricted stock unit grant with a target value of $6,500,000 in respect of forfeited equity awards from Mr. Resnick’s prior employer that will vest on the first two yearly anniversaries of the Start Date. Mr. Resnick will also receive a pro-rata 2025 long-term incentive award with a target value equal to $4,000,000 and will be granted his 2026 long-term incentive award with a target value equal to $8,000,000. The 2025 and 2026 long-term incentive awards will be comprised of 60% performance-vesting stock units and 40% time-vesting restricted stock units. From 2027 onward, Mr. Resnick will be eligible to receive annual long-term incentive awards consistent with other senior executives of the Company at a grant level that is commensurate with his status as Chief Executive Officer.

In the event of a termination of Mr. Resnick’s employment by the Company without cause or by Mr. Resnick for good reason, Mr. Resnick will be entitled to severance benefits consisting of (i) 1 times the sum of his salary and target bonus (or 1.5 times the sum of his salary and target bonus if the termination is during the six months prior to or the 24 months following a change in control (the “change in control protection period”)), (ii) a pro-rated annual bonus for the year of termination based on actual performance, (iii) company-paid COBRA coverage for up to 12 months (or for up to 18 months if the termination is during the change in control protection period), (iv) full accelerated vesting of any unvested portion of the make-whole equity grant, (v) full vesting of the next scheduled vesting tranche of any then-outstanding time-vesting restricted stock units granted (or full vesting of any then-outstanding time-vesting restricted stock units if the termination is during the change in control protection period) and (vi) prorated vesting of any then-outstanding performance-vesting stock units granted based on actual performance achieved through the date of the termination of Mr. Resnick’s employment (or full vesting of any then-outstanding performance-vesting stock units based on actual performance achieved if the termination is during the change in control protection period).

Dr. Feehery Departure and Consulting Arrangement

Dr. Feehery’s departure from the Company will be treated as a termination without cause pursuant to the terms of his existing employment agreement with EQT Avatar Parent L.P. and Certara USA, Inc., dated as of May 14, 2019, which sets forth post-employment payments and benefits therewith, contingent upon Dr. Feehery’s execution of a release of claims in favor of the Company and its affiliates. Please refer to the description of the post-employment payments and benefits included under the heading “Executive Compensation—Termination and Severance” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2025, which description is incorporated herein by reference. Additionally, to facilitate a smooth leadership transition, Dr. Feehery will provide certain transition services to the Company following his departure as Chief Executive Officer. In consideration of Dr. Feehery’s consulting services, he will be paid a consulting fee at a rate of $20,000 per month. The consulting arrangement can be terminated by either party with five (5) days’ prior written notice to the other party. Additionally, Dr. Feehery will be entitled to pro-rata vesting of his equity awards that were granted to him in May 2025 in accordance with the terms of such awards.

On December 11, 2025, the Company issued a press release announcing the foregoing transition matters. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Certara, Inc. dated December 11, 2025 announcing executive transition.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 11, 2025	CERTARA, INC.
(Registrant)

		By:	/s/ Daniel Corcoran
Daniel Corcoran
Senior Vice President and General Counsel